Republic of South Africa
Debt Securities

Underwriting Agreement

September 26, 2007

To the Representatives of
the Several Underwriters
named in the respective Pricing
Agreements hereinafter described.

Dear Sirs:

From time to time the Republic of South Africa (‘‘South Africa’’) proposes to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the ‘‘Underwriters’’ with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the ‘‘Securities’’) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the ‘‘Designated Securities’’).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Amended and Restated Fiscal Agency Agreement, dated as of May 15, 2003 (the ‘‘Fiscal Agency Agreement’’), between South Africa and Deutsche Bank Trust Company Americas, as fiscal agent (the ‘‘Fiscal Agent’’).

1	Particular sales of Designated Securities may be made from time to time to the Underwriters of such securities, for whom the firms designated as representatives of the Underwriters of such securities in the Pricing Agreement relating thereto will act as representatives (the ‘‘Representatives’’). The term ‘‘Representatives’’ also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of South Africa to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of South Africa to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Fiscal Agency Agreement and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2	South Africa represents and warrants to, and agrees with, each of the Underwriters that:

(a)	A registration statement in respect of the Securities has been filed with the Securities and Exchange Commission (the ‘‘Commission’’); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the

Commission in such form; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the ‘‘Act’’), being hereinafter called a ‘‘Preliminary Prospectus’’); the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement becomes effective, each as amended at the time such part of the registration statement becomes effective, being hereinafter called the ‘‘Registration Statement’’; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the ‘‘Prospectus’’; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of South Africa on Form 18-K (including any amendments thereto on Form 18-K/A) filed after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

(b)	The (i) Prospectus, as amended and supplemented to the Applicable Time (as defined below), (ii) the Preliminary Prospectus, if any, used most recently prior to the Applicable Time (as defined below), (iii) the Issuer Free Writing Prospectuses (as hereinafter defined in Section 2(f)), if any, listed on Schedule III to the applicable Pricing Agreement and (iv) any other ‘‘free writing prospectus’’ (as defined by Rule 405 under the Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (collectively, the ‘‘Disclosure Package’’), as of the Applicable Time (as defined below), do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus (as defined in (f) below) in reliance upon and in conformity with information furnished in writing to South Africa by any Underwriter of Designated Securities through the Representatives expressly for use therein; and each Issuer Free Writing Prospectus listed on Schedule III to such Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement or the Disclosure Package as of the Applicable Time (as defined below); for the purposes of this Agreement, the ‘‘Applicable Time’’ shall mean the date and time specified in the applicable Pricing Agreement.

(c)	Any documents filed with the Commission and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, conforms or will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omissions made in reliance upon and in conformity with information furnished in writing to South Africa by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Designated Securities;

(d)	The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not, and any further amendments or supplements to the Registration Statement will not, as of the applicable effective date and as of the Time of Delivery (as defined in 4 below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not, and any amendment or supplement to the Prospectus will not, as of the date thereof and as of the Time of Delivery (as defined in 4 below), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this Section 2(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to South Africa by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(e)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of South Africa, otherwise than as set forth in or contemplated by the Disclosure Package and the Prospectus;

(f)	No order preventing or suspending the use of any Preliminary Prospectus or any ‘‘issuer free writing prospectus’’ as defined in Rule 433 under the Act relating to the Securities (an ‘‘Issuer Free Writing Prospectus’’) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to South Africa by any Underwriter of Designated Securities through the Representatives expressly for use therein;

(g)	(i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that South Africa or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (iv) as of the date hereof, South Africa was not and is not an ‘‘ineligible issuer’’ (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that South Africa be considered an ‘‘ineligible issuer’’.

(h)	The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding direct, general and unconditional obligations of South Africa enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; the Fiscal Agency Agreement has been duly authorized and, at the Time of Delivery (as defined in 4 below) for such Designated

Securities, the Fiscal Agency Agreement will constitute a valid and legally binding, direct and unconditional obligation of South Africa, enforceable in accordance with its terms, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Fiscal Agency Agreement conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

(i)	All authorizations, approvals or consents of any court, ministry, government department, branch of government, or regulatory body required by South Africa for the execution and delivery of this Agreement and any Pricing Agreement and the Fiscal Agency Agreement and the offer, execution, issue, sale and delivery of the Securities and the performance of the terms of the Securities, this Agreement and any Pricing Agreement and the Fiscal Agency Agreement have been obtained or (as to any Pricing Agreement) will be obtained prior to the execution and delivery of such Pricing Agreement and are or will be in full force and effect;

(j)	Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which South Africa is a party or of which any of its properties is the subject which, if determined adversely to South Africa, would individually or in the aggregate have a material adverse effect on the transactions herein contemplated or on South Africa’s ability to perform its obligations under the Securities, this Agreement or any Pricing Agreement or the Fiscal Agency Agreement; and, to the best of South Africa’s knowledge, no such proceedings are threatened or contemplated;

(k)	Other than as set forth or contemplated in the Prospectus, South Africa is not in default under the provisions of any agreement or instrument evidencing or relating to any outstanding indebtedness for borrowed money, and neither the execution and delivery of the Fiscal Agency Agreement, the Securities, this Agreement or any Pricing Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the terms and provisions of the Fiscal Agency Agreement, the Securities, this Agreement or any Pricing Agreement, including performance of each of the obligations contained in the Securities (i) will conflict with, violate or result in a breach of any of the Constitution of South Africa or any law or administrative regulation of or applicable to South Africa, (ii) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which South Africa is a party or of which South Africa is bound or constitute a default thereunder or (iii) will result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of South Africa under any such agreement or instrument;

(l)	The full faith and credit of South Africa has been pledged for the due and punctual payment of the Securities and for the due and timely performance of the obligations of South Africa with respect thereto; and the Securities will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated indebtedness of South Africa in respect of money borrowed by South Africa and guarantees given by South Africa in respect of money borrowed by others;

(m)	Other than as set forth in the Disclosure Package and the Prospectus, there is no tax, levy, deduction, charge or withholding imposed by South Africa or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the Securities, this Agreement or any Pricing Agreement or the Fiscal Agency Agreement or (ii) on any payment to be made by South Africa hereunder, under any Pricing Agreement, under the Fiscal Agency Agreement or under the Securities;

(n)	This Agreement, the Fiscal Agency Agreement and the Securities are, and any Pricing Agreement will be, in proper legal form under the laws of South Africa for enforcement thereof against South Africa under the laws of South Africa; and

(o)	A currency transfer guarantee by the South African Reserve Bank (the ‘‘Currency Transfer Guarantee’’) has been obtained, constitutes a valid authorization on behalf of South Africa, and is in full force and effect.

3	Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented. Each Underwriter with respect to any Designated Securities severally represents and warrants to, and agrees with, South Africa to the effect of the provisions, if any, set forth under ‘‘Selling restrictions’’ in the Pricing Agreement with respect to such Designated Securities.

4	Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, either in definitive global or in definitive certificated form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to South Africa, shall be delivered by or on behalf of South Africa to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, or by wire transfer (or in such other manner as may be specified in the applicable Pricing Agreement) payable to the order of South Africa in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and South Africa may agree upon in writing, such time and date being herein called the ‘‘Time of Delivery’’ for such Securities.

5	South Africa agrees with each of the Underwriters of any Designated Securities:

(a)	To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	Promptly from time to time to take such action as the Representatives may reasonably request to qualify the applicable Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith South Africa shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To (i) not make any offer relating to the applicable Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a ‘‘free writing prospectus’’ (as defined in Rule 405 under the Act) required to be filed by South Africa with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a ‘‘Permitted Free Writing Prospectus’’); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) listed on Schedule III to the applicable Pricing Agreement, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to concurrent or prior delivery of a prospectus, timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Issuer being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(d)	To file the applicable Pricing Agreement, the form of which is attached as Schedule I hereto, as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to 5:30 p.m. (New York time) two business days after the execution of any such Pricing Agreement;

(e)	If the Disclosure Package is being used to solicit offers to buy the Designated Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the opinion of internal or external counsel to the Underwriters or South Africa, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with the Act, the Exchange Act or the rules and regulations of the Commission, promptly either (i) prepare and file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that in the case of either (i) or (ii) above the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with the Act, the Exchange Act and/or the rules and regulations of the Commission;

(f)	To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g)	To make generally available to its security holders in the United States and to you as soon as practicable, but in any event not later than twenty-four months after the effective date of the

Registration Statement, a statement in the English language of revenues and expenditures of South Africa (which need not be audited) covering the first full fiscal year of South Africa commencing after the date hereof that will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(h)	During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to South Africa by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose outside of South Africa of any debt securities of South Africa which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(i)	So long as any Securities are outstanding, to furnish to the Representatives, upon request, as soon as practicable after the determination thereof, copies of all reports and financial statements (in each case which need not be audited) filed with the Commission or any national securities exchange in the United States;

(j)	So long as any Securities are outstanding, to obtain and maintain in full force and effect all governmental approvals (including but not limited to the Currency Transfer Guarantee) which may be necessary under the laws of South Africa for the performance of South Africa’s obligations under the Securities or for the validity or enforceability thereof or hereof and duly take all necessary and appropriate governmental and administrative action in South Africa in order to permit all payments to be made under the Securities in accordance with their terms; and

(k)	To apply for listing of the Designated Securities on each securities exchange, if any, listed in the Pricing Agreement with respect to such Designated Securities, and to use its best efforts to cause each such listing to be approved and, if required in connection with any such listing, to register such Designated Securities under the Exchange Act as soon as practicable after the applicable Time of Delivery.

6	South Africa covenants and agrees with the several Underwriters that South Africa will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel to South Africa and counsel to the Underwriters in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, preparing and/or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, the Fiscal Agency Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under State securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Fiscal Agent and any agent of the Fiscal Agent and the fees and disbursements of counsel for the Fiscal Agent in connection with the Fiscal Agency Agreement and the Securities; (viii) the fees and expenses of counsel to South Africa; (ix) any fees and expenses in connection with any listing of the Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. To the extent provided in any Pricing Agreement, South Africa also agrees to pay such sum as may be therein provided in partial reimbursement of the Representatives’ expenses and to reimburse the Underwriters for any intra-day interest cost incurred by the Underwriters at the Time of Delivery under such Pricing Agreement in connection with the purchase of the applicable Designated

Securities. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, the transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7	The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of South Africa in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that South Africa shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)	Linklaters LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to this Agreement and the Pricing Agreement, the Fiscal Agency Agreement, the Designated Securities, the Registration Statement, the Prospectus as amended or supplemented, the Disclosure Package and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Edward Nathan Sonnenbergs, South African counsel for the Underwriters and the Chief State Law Adviser of the Republic of South Africa, shall have furnished to the Representatives their written opinions, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)	This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by South Africa and, assuming that this Agreement and such Pricing Agreement constitute valid and legally binding agreements under New York law, this Agreement and such Pricing Agreement constitute valid and legally binding agreements of South Africa;

(ii)	The Designated Securities have been duly authorized and executed in accordance with the laws of the Republic of South Africa and, assuming due authentication by the Fiscal Agent, have been duly and validly issued and delivered and constitute the valid, legally binding, direct, unconditional and general obligations of South Africa enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement, subject, as to enforcement, to laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the full faith and credit of South Africa has been pledged for the due and punctual payment of the Designated Securities and for the due and timely performance of the obligations of South Africa with respect thereto; and the Designated Securities will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated indebtedness of South Africa in respect of money borrowed by South Africa and guarantees given by South Africa in respect of money borrowed by others;

(iii)	The Fiscal Agency Agreement has been duly authorized, executed and delivered by South Africa and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, will constitute a valid and legally binding, direct and unconditional obligation of South Africa, enforceable in accordance with its terms, subject, as to enforcement, to laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)	The Currency Transfer Guarantee has been obtained, constitutes a valid authorization on behalf of South Africa and is in full force and effect;

(v)	Neither the execution and delivery of the Fiscal Agency Agreement, the Designated Securities, this Agreement or the Pricing Agreement with respect to the Designated Securities, nor the consummation of the transactions therein or herein contemplated nor compliance with all the terms and provisions thereof or hereof, including performance of each of the obligations contained in the Designated Securities (A) will conflict with, violate or result in a breach of the Constitution of South Africa or any law or administrative regulation of or applicable to South Africa, (B) will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument (including but not limited to any of the Debt Arrangements) to which South Africa is a party or by which South Africa is bound or constitute a default thereunder or (C) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of South Africa under any such agreement or instrument;

(vi)	The Registration Statement, the Preliminary Prospectus and the Prospectus as amended or supplemented and any other documents incorporated by reference in the Prospectus as amended or supplemented and their filing with the Commission have been duly authorized by and on behalf of South Africa, and the Registration Statement has been duly executed by and on behalf of South Africa; the information in the Registration Statement, the Preliminary Prospectus and the Prospectus as amended or supplemented and any other documents incorporated by reference in the Prospectus as amended or supplemented stated on the authority of public officials of South Africa has been stated in their official capacities thereunto duly authorized by South Africa; all statements with respect to or involving matters of South African law set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus as amended or supplemented and any other document incorporated by reference in the Prospectus as amended or supplemented are true and correct in all material respects; and such counsel has no reason to believe that (A) as of its effective date, the Registration Statement or any further amendment thereto made by South Africa prior to the applicable Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of its date, the Prospectus as amended or supplemented and any other documents incorporated by reference in the Prospectus as amended or supplemented or any further amendment or supplement thereto made by South Africa prior to the applicable Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (C) as of the applicable Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any document incorporated by reference in the Prospectus as amended or supplemented or any further amendment or supplement thereto made by South Africa prior to the applicable Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (D) as of the Applicable Time, the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (such statement need not express any opinion or belief as to the financial data contained in the Registration Statement or the Prospectus as amended or supplemented or any other documents incorporated by reference in the Prospectus as amended or supplemented);

(vii)	All authorizations, approvals and consents (which shall be specified in such opinion and certified copies of which shall be furnished to Linklaters LLP) of any court, ministry, government department, branch of government or other regulatory body required for South Africa for the execution and delivery of this Agreement and the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement, and for the execution, issuance, sale and delivery of the Designated Securities hereunder and thereunder and the performance of the terms of the Designated Securities, this Agreement, the Pricing Agreement with respect to such Designated Securities and the Fiscal Agency Agreement have been obtained and are in full force and effect;

(viii)	Under the laws of South Africa, South Africa would not be entitled to plead, or cause to be pleaded on its behalf, immunity from the jurisdiction of the South African courts in respect of any action arising out of or relating to its obligations under this Agreement or the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, and such courts would have jurisdiction in respect of such actions; and under the laws of South Africa, except to the extent described in such opinion, neither South Africa nor any of its property has any immunity from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise);

(ix)	The choice of New York law in this Agreement and the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities is a valid choice of law under the laws of South Africa and, accordingly, would be applied by the courts of South Africa if this Agreement or such Pricing Agreement, the Fiscal Agency Agreement or any of the Designated Securities or any claim made thereunder is brought before any such court upon proof of the relevant provisions of New York law and provided that such provisions are not contrary to the public policy of South Africa; no provision in this Agreement or such Pricing Agreement, the Fiscal Agency Agreement or the Designated Securities conflicts with the public policy of South Africa; the irrevocable submission of South Africa pursuant to Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the terms and conditions of the Securities to the jurisdiction of any State or Federal court in The City of New York and the waiver by South Africa of any objection to the venue of a proceeding in any such court are legal, valid and binding; the waiver by South Africa pursuant to Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the terms and conditions of the Securities of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity) or to any right to which it may be entitled based upon place of residence or domicile, is legal, valid and binding; service of process effected in the manner set forth in Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the terms and conditions of the Securities, assuming its validity under New York law, will be effective, insofar as South African law is concerned, to confer valid personal jurisdiction over South Africa; any judgment obtained in a New York State or Federal court sitting in The City of New York arising out of or in relation to the obligations of South Africa under this Agreement or the Pricing Agreement with respect to the Designated Securities would be enforceable against South Africa in the courts of South Africa, provided that such judgment is not in conflict with public policy in South Africa.

(x)	To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Pricing Agreement with respect to the Designated Securities, the

Fiscal Agency Agreement or the Designated Securities, it is not necessary that this Agreement or such Pricing Agreement, the Fiscal Agency Agreement or the Designated Securities or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in South Africa, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement or such Pricing Agreement, the Fiscal Agency Agreement or the Designated Securities;

(xi)	There is no tax, levy, deduction, charge or withholding imposed by South Africa or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of the Designated Securities, this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement or (B) on any payment to be made by South Africa hereunder or under the Designated Securities;

(xii)	This Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities are in proper legal form under the laws of South Africa for the enforcement thereof against South Africa under the laws of South Africa; and

(xiii)	The statements in the Prospectus as amended or supplemented under the caption ‘‘Description of Debt Securities — South African Taxation’’ fairly summarize the provisions of South African tax law therein described.

Such counsel may rely as to all matters of New York and United States federal law upon the opinion or opinions referred to under subsection (b) above;

(d)	South Africa shall have furnished to the Representatives a certificate in English, dated the Time of Delivery for the Designated Securities, of the Minister of Finance of the Republic of South Africa or a Director-General of the Department of Finance of the Republic of South Africa, in which such official shall state that, to the best of his knowledge after reasonable investigation: (i) the representations and warranties of South Africa in this Agreement are true and correct with the same effect as though such representations and warranties had been made at and as of such Time of Delivery, (ii) South Africa has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, (iv) no proceeding has been initiated or threatened to restrain or enjoin the issuance or delivery of the Designated Securities by South Africa or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Designated Securities have been issued or to question the validity of the Designated Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders have been repealed, revoked or rescinded in whole or in part, (v) the Currency Transfer Guarantee is in full force and effect, and (vi) since the respective dates as of which information is given in the Disclosure Package, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of South Africa, except as set forth in or contemplated by the Disclosure Package;

(e)	Since the respective dates as of which information is given in the Disclosure Package there shall not have been any change, or any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of South Africa, otherwise than as set forth in or contemplated by the Disclosure Package, the effect of which, in any such case, is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Disclosure Package;

(f)	On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded South Africa’s debt securities by any ‘‘nationally recognized statistical rating organization,’’ as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of South Africa’s debt securities;

(g)	On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on or by the New York Stock Exchange; (ii) trading of any securities of South Africa shall have been formally suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York or South Africa declared by either United States or New York State authorities or authorities of South Africa, respectively; or (iv) the outbreak or escalation of hostilities involving the United States or South Africa or the declaration by the United States or South Africa of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment or the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented;

(h)	Each securities exchange (if any) listed in such Pricing Agreement shall have approved such Designated Securities for listing; and

(i)	South Africa shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

8	(a)	South Africa agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, the applicable Pricing Agreement or any Issuer Free Writing Prospectus or any ‘‘issuer information’’ filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that South Africa shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to South Africa by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b)	Each Underwriter agrees to indemnify and hold harmless South Africa against any losses, claims, damages or liabilities to which South Africa may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to South Africa by such Underwriter of Designated Securities through the Representatives expressly for use therein; and will reimburse South Africa for any legal or other expenses reasonably incurred by South Africa in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)	Notwithstanding the provisions of subsection (c) above, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying parties do not diligently defend such action after the assumption thereof, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party, and (C) the indemnifying parties reaffirm their obligations to the indemnified parties to indemnify such parties pursuant to this Section 8.

(e)	If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by South Africa on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of South Africa on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by South Africa on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by South Africa bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by South Africa on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. South Africa and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(f)	The obligations of South Africa under this Section 8 shall be in addition to any liability which South Africa may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person who has signed the Registration Statement or any post-effective amendment thereto.

9	(a)	If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then South Africa shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify South Africa that they have so arranged for the purchase of such Designated Securities, or South Africa notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or South Africa shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and South Africa agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term ‘‘Underwriter’’ as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and South Africa as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then South Africa shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and South Africa as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if South Africa shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or South Africa, except for the expenses to be borne by South Africa and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10	The respective indemnities, agreements, representations, warranties and other statements of South Africa and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, South Africa, or any person on behalf of South Africa, and shall survive delivery of and payment for the Securities.

11	If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, South Africa shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of South Africa as provided herein, South Africa will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but South Africa shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and Section 8 hereof.

12	(a)	(i)	South Africa and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(ii)	South Africa represents and agrees that it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives and that each Pricing Agreement will contain a complete list of any Issuer Free Writing Prospectuses for which South Africa has received such consent; and

(iii)	Each Underwriter represents and agrees that (A) except for any ‘‘free writing prospectus’’ (as defined by Rule 405 under the Act) containing customary information and prepared by the Underwriters for use by the Underwriters on Bloomberg screens or similar communications and which is not (x) an Issuer Free Writing Prospectus or (y) a free writing prospectus containing ‘‘issuer information’’ (as defined by Rule 433(h)(2) under the Act), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus without the prior consent of South Africa, which consent shall not be unreasonably withheld and (B) that each Pricing Agreement will contain a complete list of any free writing prospectuses for which the Underwriters have received such consent.

(b)	South Africa has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending; and

(c)	South Africa agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, South Africa will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to South Africa by any Underwriter of Designated Securities through the Representatives expressly for use therein.

13	In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to South Africa shall be delivered or sent by mail, facsimile transmission or telex to Director-General: National Treasury, Foreign Debt Management, Private Bag X115, Pretoria 0001, Fax No. +2712 315 5314; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to South Africa by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14	This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, South Africa and, to the extent provided in Section 8 and Section 10 hereof, each person who controls any Underwriter and any person who signed the Registration Statement or any post-effective amendment thereto, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15	South Africa hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between South Africa, on the one hand, and the Underwriters and any Representative through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of South Africa and (iii) South Africa’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, South Africa agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising South Africa on related or other matters). South Africa agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to South Africa, in connection with such transaction or the process leading thereto.

16	The obligation of the parties to make payments hereunder is in U.S. dollars (the ‘‘Obligation Currency’’) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set−off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

17	South Africa hereby appoints Ambassador Welile Nhalpo, Embassy of the Republic of South Africa, 3051 Massachusetts Avenue, N.W., Washington, D.C. 20008 as its authorized agent (the ‘‘Authorized Agent’’) upon whom process may be served in any action arising out of or based upon this Agreement or the Pricing Agreement with respect to any Designated Securities which may be instituted in any State or Federal court in The City of New York by any Underwriter or by any persons controlling such Underwriter, and South Africa hereby irrevocably submits to the jurisdiction of any such court in respect of any such action. South Africa hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on this Agreement or such Pricing Agreement which may be instituted by any Underwriter or by any persons controlling such Underwriter in any such court or in any competent court in South Africa, and South Africa waives any right to which it may be entitled on account of residence or domicile. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the

Securities have been provided to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and either paid or returned to South Africa as provided in the Fiscal Agency Agreement, except that, if for any reason, Ambassador Welile Nhalpo ceases to be able to act as Authorized Agent or ceases to have an address in the United States, South Africa will appoint another person in Washington, D.C., or The City of New York, selected in its discretion, as such Authorized Agent. Prior to the Time of Delivery for such Designated Securities, South Africa shall obtain the acceptance of Ambassador Welile Nhalpo to his appointment as such Authorized Agent, a copy of which acceptance it shall provide to you. South Africa shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within Washington, D.C., or The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon South Africa. Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by any Underwriter or any persons controlling such Underwriter in any competent court in South Africa. South Africa hereby irrevocably waives any immunity from jurisdiction (including sovereign immunity but not any immunity from execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on this Agreement or such Pricing Agreement which may be instituted by any Underwriter or any persons controlling such Underwriter in any State or Federal court in The City of New York or in any competent court in South Africa.

18	Time shall be of the essence of each Pricing Agreement. As used herein, ‘‘business day’’ shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19	This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20	This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:  /s/ Trevor A. Manuel
        Name: Trevor A. Manuel
        Title: Minister of Finance of
        the Republic of South Africa

ANNEX I

Pricing Agreement

[Names of Representatives]
As Representatives of the several
Underwriters named in Schedule I hereto,
c/o [Representative]

[DATE]

Dear Sirs:

The Republic of South Africa (‘‘South Africa’’) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 26, 2007 (the ‘‘Underwriting Agreement’’), to issue and sell to the Underwriters named in Schedule I hereto (the ‘‘Underwriters’’) the Securities specified in Schedule II hereto (the ‘‘Designated Securities’’). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

If the foregoing is in accordance with your understanding, please sign and return to us [•] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among

Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:
           Name:
           Title:

Accepted as of the date hereof:

[Names of Representatives]

On behalf of each of the Underwriters

By:
           Name:
           Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Names of Underwriters]	$

Total	$

SCHEDULE II

Title of Designated Securities:

Aggregate principal amount:

Price to public:

[•]% of the principal amount of the Designated Securities, plus accrued interest from [               ] to [               ] [and accrued amortization, if any, from [               ] to [               ]]

Purchase price by Underwriters:

[•]% of the principal amount of the Designated Securities, plus accrued interest from [               ] to [               ] [and accrued amortization, if any, from [               ] to [               ]]

Applicable Time:

Reimbursement of Underwriters’ expenses:

$[               ]    [plus intra-day interest cost]

Specified funds for payment of purchase price:

Fiscal Agency Agreement:

Amended and Restated Fiscal Agency Agreement dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas, as Fiscal Agent

Maturity:

Interest rate:

Interest payment dates:

Redemption provisions:

Sinking fund provisions:

Time of Delivery:

Closing location:

Names and addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

Selling restrictions:

Listings:

[Other Terms]:

SCHEDULE III

Issuer Free Writing Prospectuses

[List to be inserted.]